[LOGO] Fleet                                                        Exhibit 10.9

                                PLEDGE AGREEMENT

LOG ON AMERICA, INC., a corporation duly organized and existing by and under the laws of the State of Delaware, having an office located at Three Regency Plaza, Providence, Rhode Island 02903, (hereinafter jointly and severally if more than one, referred to herein as the "Pledgor"), and FLEET NATIONAL BANK, a banking institution duly organized and existing by and under the laws of the United States of America, having an office located at 111 Westminster Street, Providence, Rhode Island 02903, (hereinafter referred to as the "Bank"), hereby agree as follows:

1. Definitions. The following definitions apply:

Borrower: shall mean LOG ON AMERICA, INC. (hereinafter jointly and severally if more than one, referred to herein as "Borrower").

Liabilities: All obligations, indebtedness and liability of any type of the Borrower and the Pledgor to the Bank, which arise out of or in connection with or which in any way relates to that certain Promissory Note from the Borrower to the Bank in the original principal amount of Four Million ($4,000,000.00) Dollars, (hereinafter referred to herein as the "Loan") executed in connection herewith, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, and expenses or costs incurred by the Bank in the administration of this Pledge Agreement and the enforcement of any of its rights with respect thereto.

For and in consideration of the sum of TEN ($10.00) DOLLARS, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of inducing the Bank to lend to the Borrower the principal sum referred to hereinabove, the Pledgor hereby pledges to the Bank as collateral security for said loan, the following pledged collateral:

Pledged Collateral: (i) The property delivered or otherwise transferred by the Pledgor to the Bank and consisting, as of the date of this Agreement, of the property described on affixed Exhibit A attached hereto and made a part hereof; and/or any and all substitutions, additions and accessions thereto upon which the Pledgor hereby grants and pledges to the Bank and upon which the Bank shall have absolute control over the pledged collateral which shall include, but not be limited to, investment property, securities, security entitlements and any and all financial assets credited to said pledged collateral; (ii) any and all securities (both certificated and uncertificated), closely held capital stock, notes, mortgages, instruments, documents, letters of credit, certificates of deposit, deposit accounts, bank accounts, balances in any account of the Pledgor with the Bank, and all other property interests which may subsequently be delivered or transferred by the Pledgor to the Bank; (iii) any of the foregoing when put in transit to the Bank; (iv) in the case of securities and closely held capital stock, Pledged Collateral shall include, without limitation, all shares of any class of the capital stock of the issuer which shall be issued or distributed (by way of stock dividends or otherwise) or sold by the issuer to the Pledgor at any time or times after the date of this Agreement or which shall be purchased or otherwise acquired by or on behalf of the Pledgor from the issuer or from any other person or persons at any time or times after the date of this Agreement; all dividends of every kind which shall become and be due and payable or distributable on or in respect of all or any of the securities and closely held capital stock; all payments of every kind whatever which shall become and be due and payable or distributable on account of the purchase, redemption, repurchase or other retirement of all or any of the securities and closely held capital stock; all other distributions of every kind (including, without limitation, all capital distributions) which shall become and be due and payable or distributable on or in respect of the securities and closely held capital stock; and (v) all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing. Any delivery or transfer of any of the Pledged Collateral to an agent or custodian designated by the Bank shall be deemed a delivery or transfer to the Bank.

2. Security Interest. The Pledgor hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien in favor of the Bank, and grants to the Bank a security interest in the Pledged Collateral, to secure the punctual payment and performance of all Liabilities.

3. Pledgor's Additional Obligations. The Pledgor agrees that: (1) any distribution in kind received by the Pledgor from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be immediately delivered to the Bank in the form received with any recurred endorsement; (2) additional collateral in form and kind satisfactory to the Bank will be deposited by the Pledgor with the Bank if the Bank at any time deems the Pledged Collateral insufficient or unsatisfactory; (3) any note or other instrument executed and delivered to the Pledgor by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be immediately delivered with any required endorsement to the Bank. All such items shall be held by the Bank in accordance with the terms of this Pledge Agreement.

The Pledgor agrees to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of this Pledge Agreement, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees.

The Pledgor agrees to execute and deliver to the Bank and/or third parties designated by the Bank such additional documents, notices, requests and other instruments as the Bank deems necessary or advisable to protect the Bank's rights under this Pledge Agreement.

4. Certain Rights and Duties of Bank. The Pledgor acknowledges that: the Bank has no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Bank; prior to the occurrence of any event of default described in the succeeding paragraph the Bank's rights with respect to the Pledged Collateral shall be limited to the Bank's rights as a secured party and pledgee and the right to perfect its security interest, preserve, enforce and protect the lien granted hereunder and its interest in the Pledged Collateral; and the Bank may sell, assign or grant participations in any of the Liabilities and any of the Pledged Collateral and that the Bank's purchaser, assignee or participant shall have the same rights and privileges with respect to such Liabilities and Pledged Collateral as the Pledgor grants to the Bank under this Pledge Agreement. With respect to any Pledged Collateral with a stated maturity date (including, without limitation, certificates of deposit and other term accounts), the Bank is authorized and directed, upon maturity, to roll-over and reinvest such Pledged Collateral in a similar investment, with such tenor and interest rate or yield as the Bank, in its discretion, deems to be reflective of prevailing market conditions. Prior to the occurrence of any event of default described in the succeeding paragraph, the Bank agrees that it will not vote any Pledged Collateral constitution securities or closely held capital stock.

5. Events of Default; Remedies. Upon occurrence of any event of default under any instrument evidencing any of the Liabilities or of any of the following events: (1) default in the payment or performance of any other of the obligations or liabilities of the Pledgor under any agreement between the Bank and Pledgor; (2) the Pledgor, if a business entity, discontinues business operations at any of the Pledgor's locations; (3) the Pledgor is generally unable to pay debts as they become due or the Bank deems itself insecure; (4) the Pledgor makes a general assignment for the benefit of creditors; (5) the entry of a decree, order or order for relief by a court having jurisdiction of a case initiated by or against the Pledgor under the federal bankruptcy code or any other federal or state laws pursuant to which a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official, is appointed for the Pledgor or any of the Pledgor's property with or without consent, for any purpose whatsoever; (6) a substantial part of the property of the Pledgor is taken by attachment, execution or any other form of legal process; (7) the assertion of any levy, seizure or attachment on the Pledged Collateral; or (8) death of an individual Pledgor or dissolution or termination of legal existence of a corporate, limited liability company, partnership or trust Pledgor, then the Bank, with or without notice to the Pledgor and without demand for additional collateral, may (a) transfer the Pledged Collateral into the name of the Bank or its nominee and vote any Pledged Collateral constituting securities or closely held capital stock, (b) sell at public or private sale any or all of the Pledged Collateral, which the Bank may purchase free from any right of [ILLEGIBLE]mption; or (c) at its discretion in its own name or in the name of Pledgor take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. After deducting its expenses, including reasonable attorney's fees (which may include costs allocated by the Bank's internal legal department), incurred in the sale or collection of the Pledged Collateral, the Bank shall apply the proceeds to the Liabilities and shall account to the Pledgor for any surplus. The Pledgor agrees that the Bank has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Liabilities. The Pledgor further agrees that after the occurrence of an event of default, the Bank shall have no obligation to vote any Pledged Collateral constituting securities or closely held capital stock.

In connection with an secured party's sale, the Bank is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof. Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.

6. Power of Attorney, Etc. The Pledgor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney-in-fact for and on behalf of the Pledgor with full power of substitution and revocation in its own name or in the name of the Pledgor to make, execute, deliver and record any and all financing statements, continuation statements, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Bank in its sole discretion may deem necessary or advisable to perfect, preserve, enforce or protect the lien granted hereunder and its interest in the Pledged Collateral and to carry out the purposes of this Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Borrower, with the right to collect and apply to the Liabilities all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Bank by the Pledgor are expressly declared to be coupled with an interest and shall be irrevocable until all the Liabilities are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Pledge Agreement) or a financing statement is sufficient as a financing statement.

7. Miscellaneous. This Pledge Agreement and the Pledged Collateral shall not be in any way be affected by the extension of time or renewal of any of the Liabilities, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrower or to the Pledgor. No termination of this Pledge Agreement shall be effective in an event until the Bank in its discretion determines that the Liabilities of the Borrower covered by this Pledge Agreement have been satisfied in full.

8 Notices. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision.

Any notice to the Bank shall be sent as follows:

FLEET NATIONAL BANK
111 Westminster Street
Providence, Rhode Island 02903
Attention: Paul Nunes, Senior Vice President

Any notice to the Pledgor shall be sent as follows:

LOG ON AMERICA, INC.
Three Regency Plaza
Providence, Rhode Island 02903
Attention: David Paolo, President

All notices hereunder shall be effective (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand, (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

9. Joint and Several Obligations; Construction. If more than one Pledgor has signed this Pledge Agreement, the obligations of the Pledgor are joint and several. The term "Pledgor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

10. Successors and Assigns. This Pledge Agreement shall inure to the benefit of the Bank and its successors and assigns and shall bind the Pledgor and the successors, representatives, legal representatives and/or heirs and assigns of the Pledgor.

This Pledge Agreement has been executed by the Pledgor and the Bank as of the day and date written hereinbelow.


PLEDGOR:

LOG ON AMERICA, INC.

/s/ David Paolo
-------------------------------------------
By: David Paolo, duly authorized and in his
capacity as President


Date: 8/10/99
      -------------------------------------

EXECUTED IN THE PRESENCE OF:

/s/ [ILLEGIBLE]
-------------------------------------------
Witness as to Pledgor


BANK:

FLEET NATIONAL BANK

By: /s/ [ILLEGIBLE]
    ---------------------------------------
Title: Senior Vice President
      -------------------------------------
Date: 8/10/99
      -------------------------------------


EXECUTED IN THE PRESENCE OF:

/s/ [ILLEGIBLE]
-------------------------------------------
Witness as to Bank

SEE EXHIBIT "A" ATTACHED HERETO, MADE A PART HEREOF AND INCORPORATED HEREIN BY REFERENCE.

                                    EXHIBIT A

                       (Description of Pledged Collateral)
--------------------------------------------------------------------------------
            I. Securities and Closely Held Capital Stock (Corporate)

Issuer            No. of Shares           Certificate No.         Cusip No.
------            -------------           ---------------         ---------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          II. Securities (U.S. Government & Federal Agency Securities)

                Par                    Issue     Interest      Maturity
Description    Value     Cusip No.      Date       Rate          Date
-----------    -----     ---------      ----       ----          ----

           US GOVT & AGENCY OBLIGATIONS, Market Value: $5,000,000.00*

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          III. Certificates of Deposit

Issuer         Par Value          Interest Rate          Maturity Date
------         ---------          -------------          -------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    IV. OTHER

THE COLLATERAL PLEDGED HEREIN SHALL BE HELD IN FLEET INVESTMENT MANAGEMENT ACCOUNT NUMBER: ___________________________ (IN ITS ENTIRETY)*

--------------------------------------------------------------------------------

  *OR ANY AND ALL SUBSTITUTIONS AND/OR ADDITIONS ACCEPTABLE TO THE BANK ON THE
                       BANK'S SOLE AND ABSOLUTE DISCRETION

THE COLLATERAL PLEDGED HEREIN IN THE SOLE NAME OF THE PLEDGOR, LOG ON AMERICA, INC. SHALL BE HELD IN ITS ENTIRETY, IN FLEET INVESTMENT MANAGEMENT ACCOUNT
NUMBER: ________________

Pledgor's Initials:

Log On America, Inc.

/s/ [ILLEGIBLE]
-----------------
By: DP, President

Date: 8/11/99
      -----------

                            Joint Venture Agreements

1. See acquisition closing books

                              [LETTERHEAD OF FLEET]

August 4, 1999

Log On America, Inc.
Three Regency Plaza
Providence, Rhode Island 02903
Attention: David Paolo, President

RE: $4,000,000.00 SECURED LINE OF CREDIT

Dear Mr. Paolo

Fleet National Bank, (the Bank) is pleased to offer its commitment to finance a Secured Line of Credit pursuant to the terms and conditions detailed below:

BORROWER: Log On America, Inc. (a Delaware Corporation)

PLEDGOR: Log On America, Inc.

PRINCIPAL
AMOUNT: Four Million ($4,000,000.00) Dollars.

PURPOSE: Proceeds shall be used by the Borrower for working capital purposes

PRICING: A Fixed Rate of Interest equal to One (1) Month, Two (2) Month, Three
(3) Month or One (1) Year LIBOR plus One Hundred Fifty (150) Basis Points or, the Bank's Floating Prime Rate of Interest.

MATURITY: Due and payable in full on August 15, 2001 (the "Maturity Date").

FEES: Waived.

REPAYMENT: Borrower shall be obligated to make and pay to the Bank interest payments only, on a consecutive monthly basis. The entire principal balance plus any and all accrued interest thereon and/or any and [ILLEGIBLE] other sums due and payable pursuant to the terms and conditions contained in the promissory note evidencing this loan shall be due and payable in full on the Maturity Date.

COLLATERAL: This loan shall be fully secured by various marketable securities held in the sole name of the Pledgor, Log On America, Inc. Said marketable securities are more particularly described and designated in that certain Pledge Agreement executed in connection herewith, which marketable securities shall be held in Fleet Investment Management Account Number: __________________________. The collateral pledged herein shall remain in the Bank's possession at all times.

OTHER TERMS AND CONDITIONS:

1. This commitment letter is subject to any specific due diligence and necessary internal review by the Bank of pending items. Borrower/Pledgor shall execute any and all documents as may be reasonably required by the Bank and/or its counsel from time to time (including documentation required subsequent to closing) in order to close and manage the within facility in order to fully protect the Bank's interest hereunder.

2. All closing documents shall be in form and substance satisfactory to the Bank and/or its counsel with such provisions as the Bank may reasonably require to protect its interest.

If you wish to accept the terms and conditions of the facility detailed above, please sign below and return the same to me within 30 days of the date of this letter. This commitment is not assignable and will expire if it is not accepted during the aforementioned time period. Additionally, this commitment is subject to the Borrower's/Pledgor's execution of all required loan documentation (including this letter) containing terms and conditions acceptable to the Bank and/or its counsel. Please note that the closing must take place within 60 days from the date of this letter. If you have any questions prior to the loan closing, please feel free to call me at 401-278-5075. Thank you for choosing Fleet National Bank.

Sincerely,


/s/ Paul Nunes

Paul Nunes, Senior Vice President

Agreed to and accepted by

BORROWER/PLEDGOR:

LOG ON AMERICA, INC.


/s/ David Paolo
-------------------------------------------
By: David Paolo, duly authorized and in his
capacity as President

Date: 8/10/99
      --------

                                 PROMISSORY NOTE

MAXIMUM PRINCIPAL AMOUNT
$4,000,000.00

1. BORROWER: LOG ON AMERICA, INC.

2. BORROWER'S ADDRESS: Three Regency Plaza, Providence, Rhode Island 02903.

3. BANK: FLEET NATIONAL BANK

4. BANK'S ADDRESS: 111 Westminster Street, Providence, Rhode Island 02903.

5. INTEREST RATE: Shall mean One (1) Month, Two (2) Month, Three (3) Month or One (1) Year LIBOR (as defined herein) plus One Hundred Fifty (150) Basis Points or the Bank's Floating Prime Rate of Interest (as defined herein) to be elected by the Borrower at the time each advance is made. With respect to each LIBOR advance, no Interest Period applicable thereto shall extend beyond the Maturity Date provided for herein and provided, further, that if prior to the end of any such Interest Period (and within the time set forth herein) the Borrower and the Bank fail to agree upon a new Interest Period therefor so as to maintain such advance as a LIBOR advance, such LIBOR advance shall automatically be converted to the Bank's Floating Prime Rate of Interest plus Zero Percent at the end of such interest period and shall be maintained as such until a new LIBOR rate and a new interest period therefor is agreed upon.

Loan Requests: Requests for LIBOR loans and for interest period subsequent to the initial interest period therefor shall be made not less than two (2) business days prior to the first day of each interest period applicable thereto. Requests for Prime Rate loans may be made up until 1:00 p.m. on the date the loan is to be made. Any request for a loan may be written or oral, but if oral, written confirmation thereof must be received by the Bank within three (3) business days thereafter.

6. PAYMENT SCHEDULE:

Interest: Commencing on the 10 day of September, 1999 and continuing on the same date of each and every consecutive month thereafter, and until payment in full of this Note, monthly payments of Interest only in arrears shall be due and payable.

Principal: The entire principal balance shall be due and payable in full on the Maturity Date (as defined herein). The final payment shall consist of the entire balance of the funds due to the Bank whether for principal, interest, and/or any and all other sums due and payable pursuant to the terms and conditions contained herein.

7. MATURITY DATE: Each reference in this Note to the "Maturity Date" shall mean AUGUST 15, 2001.

8. CHOICE OF LAW/BINDING EFFECT: This Note shall be construed in accordance with and governed by the local laws including the conflict of laws rules, so-called) of the State of Rhode Island.

9. SCHEDULE "A": Each reference made to Schedule "A" shall mean Schedule "A" attached hereto made a part hereof and incorporated herein by reference. This Note shall be subject to the terms and conditions set forth in said Schedule "A" attached hereto.

10. LOAN AGREEMENT: That certain Pledge Agreement relating to the indebtedness of the Borrower as evidenced hereby.

11. PROMISE TO PAY: FOR VALUE RECEIVED, the Borrower absolutely and unconditionally promises to pay to the Bank, its assigns or order, on or before the Maturity Date, the Maximum Principal Amount or, if less, the aggregate unpaid principal amount of advances made by the Bank to the Borrower in accordance with the terms and conditions contained herein, together with interest in accordance with the Payment Schedule and at the Interest Rate on the unpaid principal balance hereof from time to time outstanding. Notwithstanding the foregoing, from and after demand and/or maturity, (including any accelerated maturity), after judgment has been rendered on this Note, and/or from and after any Event of Default (as defined herein), the entire principal balance plus any and all other amounts outstanding and due and payable under this Note shall bear interest at the rate of Four Percent (4.00%) per annum greater than the applicable interest rate due and payable hereunder or up to the Maximum Interest Rate allowable under applicable law until paid in full or until any event of default has been fully cured in the sole and absolute discretion of the Bank. In addition, Borrower's right to select pricing options as provided for hereunder shall immediately cease. All interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a three hundred sixty (360) day year.

12. MAXIMUM RATE OF INTEREST: All provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the Bank hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of this Note allowed by applicable law (the "Maximum Allowable Rate"), which shall mean the law in effect as of the date of the execution of this Note, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate set forth in this Note to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance of the Note and not a payment of interest.

13. ADVANCES: So long as the Borrower is not in default pursuant to the terms and conditions of this Note and/or any and all other documents or security instruments which may in any way evidence, govern and/or secure this Note, the Bank agrees to make advances to the Borrower until the maturity date provided for herein or until the Bank's decision to collect the balance due hereunder, whether upon demand, maturity, or availability of the Bank's commitment or upon the occurrence of any Event of Default (as defined herein), provided, however, that the aggregate principal amount of this Note does not exceed the maximum permissible amount hereunder (as indicated on page one). If any advance is made, the Bank may, at its option, record on the books and records of the Bank and make an appropriate notation evidencing any such advance, each repayment on account of the principal thereof, and the amount of interest paid. The Borrower authorizes the Bank to maintain such records or make such notations and agrees that the amount indicated on the books and records of the Bank as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Note. In the event of any conflict with the amount due and payable hereunder pursuant to the books and records of the Bank, the books and records of the Bank shall control any such disposition of the conflict absent manifest error. If for any reason the outstanding principal balance of this Note should at any time exceed the maximum permissible amount allowable hereunder, then in said event, the Borrower shall, forthwith, and without demand [ILLEGIBLE]ny type, immediately pay to the Bank an amount sufficient to reduce the outstanding principal balance of this Note to the maximum amount permissible hereunder. Failure to reduce the amount shall constitute an immediate event of default hereunder.

Within the maximum permissible amount allowable hereunder and until demand and/or maturity, the Borrower may borrow, repay and reborrow in accordance with the terms and conditions contained herein. The Borrower shall access this line of credit by a telephonic request for an advance, which will be disbursed to the Borrower's demand deposit checking account with the Bank. LIBOR Advances hereunder shall be in the minimum amount of Twenty Five Thousand ($25,000.00) Dollars. Prime Rate advances hereunder shall be in the minimum amount of Ten Thousand ($10,000.00) Dollars The Borrower accepts all risks inherent in such requests for advances. The Borrower hereby absolves and indemnifies the Bank from and against any and all damages, loss and liabilities of any nature whatsoever which may result from an unauthorized telephonic request, a defective transmission, or a telephonic request which is misunderstood by any Bank employee. The Bank nor any of its directors, officers or employees shall be under any duty to pass upon the validity, accuracy, authorization, effectiveness or genuineness of any telephone request, and the Bank and its directors, officers and employees shall be entitled to assume that any such telephonic instructions are valid, effective, accurate, genuine and authorized. The Borrower consents to the Bank's taping and recording of all telephonic conversations relating to any such advances. Advances hereunder will be made only if in the sole and absolute discretion and [ILLEGIBLE]on of the Bank there has been no material adverse change in the financial condition or circumstances of the Borrower.

14. PAYMENT PROVISIONS: All sums payable hereunder shall be payable in lawful money of the United States of America and in immediately available funds at the Bank's Address or at such other place or places as the Bank, its successors and/or assigns (collectively the "Holder") may designate in writing. If this Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment. Each Note payment (other than final payment in full of the Note) made by check drawn on a bank other than the Bank shall be credited to the Note on the business day that funds are deemed to be available under applicable federal law.

15. LIBOR: Each reference in this Note to LIBOR shall mean, as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Business Days prior to the beginning of such interest period. "Banking Day" shall mean in respect to any city any date on which commercial banks are open for business in that city. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR advance as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply LIBOR shall be equal to the amount determined above divided by an amount equal to one minus the Reserve Percentage. The "Interest Period" referred to herein shall mean that the period selected by the Borrower, within the limitations contained in this Note, during which a LIBOR Advance may bear interest at the LIBOR Rate plus the margin referred to herein.

Prepayment of LIBOR Loans: The Borrower hereby indemnifies [ILLEGIBLE]e Bank from and against any and all losses or expenses which the Bank may sustain or incur as a consequence of the following: (a) the receipt or recovery by the Bank, whether by acceleration or otherwise, of all or any part of a LIBOR advance prior to the last day of an interest period applicable thereto; or; (b) the conversion, prior to the last day of an applicable Interest Period into a Prime Rate loan; or (c) the failure of the Borrower to borrow any LIBOR advance after agreement shall have been reached with respect to the amount, interest rate thereon and the Interest Period therefor. Without limiting the effect of the foregoing, the amount to be paid by the Borrower to the Bank in order to so indemnify the Bank for any loss occasioned by any of the events described herein, and as liquidated damages therefor, shall be equal to the excess, discounted to its present value as of the date paid to the Bank, of (i) the amount of interest which otherwise would have accrued on the principal amount so received, recovered, converted or not borrowed during the period (the "Indemnity Period") commencing with the date of such receipt, recovery, conversion or failure to borrow to the last day of the then applicable Interest Period for such LIBOR advance at the rate of interest applicable to such Advance (or the rate of interest agreed to in the case of a failure to borrow) provided for herein (prior to default) over (ii) the amount of interest which would be earned by the Bank during the Indemnify Period if it invested the principal amount so received, recovered, converted or not borrowed at a rate per annum determined by the Bank as the rate it would bid in the London interbank market for a deposit of eurodollars in an amount approximately equal to such principal amount for a period of time comparable to the Indemnity Period. For the purposes of this Section, [ILLEGIBLE] determination by the Bank of such losses and reasonable expenses shall be conclusive if made reasonably and in good faith. A certificate as to any additional amounts payable pursuant to this section setting for the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Bank within ten (10) days of receipt of any such certificate. The indemnities set forth herein shall survive payment in full of all LIBOR loans and all other loans made pursuant to this Note.

Increased Costs: If the Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing LIBOR advances hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower shall pay to the Bank on demand such additional amounts as the Bank may determine in its sole and absolute discretion, to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made [ILLEGIBLE]ablv and in good faith. The Borrower shall pay any and all amounts so certified to it by the Bank within ten (10) days of receipt of such certificate.

Alternate Rate of Interest: In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a LIBOR advance, the Bank shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR advance are not generally available in the London interbank market, (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining such LIBOR advance during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the LIBOR Rate, the Bank shall, as soon as practicable thereafter, give written notice or telex notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, no LIBOR advances will be made hereunder. Each determination by the Bank hereunder shall be conclusive absent manifest error.

Change in Legality: Notwithstanding anything to the contrary contained herein, if any change in any law or regulation or with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any LIBOR advance, then, by written notice to the Borrower, the Bank may: (i) declare that LIBOR advances will not thereafter be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR advances from the Bank hereunder unless such declaration is subsequently withdrawn; and (ii) require that all outstanding LIBOR advances made by it be converted to Prime Rate loans, in which event (x) all such LIBOR advances shall be automatically converted into Prime Rate loans as of the effective date of such notice as provided for herein and (y) all payments and prepayments of principal which would otherwise be applied to repay the converted LIBOR advances shall instead be applied to repay the Prime Rate loans resulting from the conversion of such LIBOR advances. For purposes of this section, a notice to the Borrower by the Bank shall be effective on the day of receipt by the Borrower.

16. PRIME RATE: Each reference in this Note to the "Prime Rate" shall mean the prime rate of interest designated from time to time by the Bank as being its "prime rate" of interest, such interest rate to change on the effective date of each change in the Prime Rate.

17. REPRESENTATIONS, WARRANTIES & COVENANTS: (a) if the Borrower is a corporation, limited liability company, partnership, limited liability partnership, trust or any other legal entity recognized under applicable law, it is duly organized and validly existing; if a corporation, the Borrower is in good standing under the laws of its jurisdiction or organization; if a partnership, trust or other legal entity, the Borrower has filed in all locations required under the laws of each state in which it does business; (b) the Borrower is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification; (c) the Borrower has the power to execute, deliver and perform this Note and to borrow from the Bank; (d) the execution, delivery and performance of this Note and/or any other agreements, security instruments or documents which may in any way evidence, govern and/or secure this Note have been duly authorized and will not violate the articles of organization, certificate of incorporation, partnership agreement, bylaws, operating agreement, declaration of trust or other similar organization documents or any law, regulation or court order and will not result in a default under any agreement or indenture to which the Borrower is or hereafter made a part of or bound by in any manner whatsoever, (e) there is no suit or proceeding at law or in equity affecting the Borrower or any of its properties or assets which, if adversely determined, would materially impair the assets, liabilities, financial condition or business of the Borrower; (f) the Borrower has filed all federal, state and local tax returns and any other reports it is required to file by law and has paid all taxes and other charges and assessments that are due and payable; (g) The Borrower has furnished to the Bank such tax returns, financial statements and other information about the Borrower's financial condition as the Bank shall have requested, which tax returns, financial statements and other information fairly and accurately represent the financial condition of the Borrower, and since the date of the last financial statements delivered to the Bank, there has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower; (h) no Event of Default (as determined herein) has occurred and no event has occurred or is continuing which, with the giving of notice or lapse of time or both, would constitute an Event of Default; (i) all of the information, documents and instruments furnished by the Borrower to the Bank and upon which the commitment for this loan is based, including without limitation, financial statements, are true, accurate, complete and without any material omissions of any nature whatsoever and (j) the Borrower is now and shall continue to be in full and complete compliance with any and all laws of the federal, state, county and municipal laws, rules ordinances and regulations applicable to it, its business and/or its properties or assets, including without limitation, any and all laws, rules and regulations pertaining to or concerning the employment of labor, employee benefits, public health, safety and any and all environmental laws of any nature whatsoever whether now or hereafter in effect; (k) the Borrower shall be obligated to keep all property of the Borrower, including without limitation, all collateral securing the obligations of the Borrower to the Bank, insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Bank may require, all in such amounts, under such forms of policies and under such terms, for such periods and written by such companies or underwriters as the Bank may approve with such insurance to name the Bank, its successors and/or assigns as first loss payee and/or mortgagee thereon; and (l) the Borrower shall maintain at all times a satisfactory payment record with the Bank and with all other creditors of the Borrower.

18. EVENTS OF DEFAULT/ACCELERATION: The Bank may, in its sole and absolute discretion, accelerate the maturity hereof upon the occurrence of any Event of Default hereunder, and/or any events of default described in any and all other documents or security instruments which may in any way evidence, govern and/or secure this Promissory Note. By way of example and not limitation, an Event of Default hereunder shall include, but not be limited to any of the following events: (a) any representation or warranty made herein or in any report, certificate, financial statement or any other instrument furnished in connection with the loan made hereby shall prove to be false or misleading in any material respect; (b) failure to pay the principal or any interest due and payable pursuant to this Note or any other indebtedness of the Borrower or any Guarantor to the Bank within ten (10) days from the date the same or any installment thereof shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise; (c) involvement in financial difficulties as evidenced by: (i) the appointment or authorization of a custodian as defined in the Bankruptcy Code, provided, however, that in the case of the appointment of a receiver in an involuntary proceeding and such appointment continues in effect and undischarged for a period of thirty (30) days; or (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code or any Receivership Proceeding, which proceeding or petition remains undismissed for a period of thirty (30) days; (d) any levy, seizure, attachment, execution or similar process shall be issued or levied on or against any of the Borrower's or Guarantor's properties or assets; (e) the Bank believes that any material adverse change in the assets, liabilities, financial condition or business of the Borrower or any Guarantor has occurred since the date of any financial statements delivered to the Bank before or after the date of the execution of this Note; (f) call upon the Borrower for payment of any contingent debt which would materially affect the Bank's position with regard to the collateral pledged for this loan; (g) sale or other disposition of or encumbrance on any property of the Borrower or any Guarantor, except as permitted hereby or by any agreement, document or instrument which may in any way evidence, govern and/or secure this Note; (h) assignment for the benefit of creditors by, or the commencement of any case or any other proceeding (whether for the purpose of liquidation or rehabilitation or otherwise) under any bankruptcy or insolvency laws or the death of, by or against Borrower or of, by or against any Guarantor; (i) the Bank in good faith believes that the prospect of payment or performance is impaired; (j) participation in any illegal activity or in any activity, whether or not related to the business of the Borrower or any Guarantor that may subject the assets of the Borrower or Guarantor to a restraining order or any form of injunction issued by any federal or state court or any seizure, forfeiture or confiscation by any federal or state governmental instrumentality; and (k) failure to comply with any and all terms and conditions contained in any other document or security instrument which may in any way evidence, govern and/or secure this Note. Upon the occurrence of any Event of Default, the availability of advances hereunder shall, at the option of the Bank, be deemed to be automatically terminated and the Bank, at its sole and absolute discretion, may declare all advances outstanding hereunder, together with any and all accrued interest thereon and all applicable late charges and all other liabilities or obligations of the Borrower and/or any Guarantor to the Bank to be forthwith due and payable without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any type or kind, all of which are hereby expressly waived by the Borrower and/or any Guarantor.

19. LATE FEES: If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment. If this Note is governed in accordance with the laws of the Commonwealth of Massachusetts, such late fee shall be reduced to three (3%) percent of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if this Note is secured by a mortgage on an owner-occupied residence, one to four (1-4) units. If this Note is governed in accordance with the laws of New York, such late fee shall be reduced to two (2%) percent of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if this Note is secured by a mortgage on an owner-occupied residence, one to six (1-6) units.

20. FEES AND EXPENSES: The Borrower shall be obligated to pay any and all expenses, fees and/or costs incurred by the Bank in connection with the preparation of the loan documents, the making of the loan evidenced by this Note, and the enforcement of the rights of the Bank in connection with this Note and the loan documents and security instruments including, but not limited to, all reasonable fees [ILLEGIBLE] its counsel (which may include costs allocated by the Bank's internal legal department) plus the disbursements of said counsel. The Borrower shall be further obligated to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the collection, enforcement and/or administration of the loan evidenced hereby which shall include, without limitation, any and all overnight courier fees, lien search fees, and filing and recording fees.

21. LIEN AND SET OFF: The Borrower and/or any Guarantor hereby grant the Bank a lien, security interest and right of setoff for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. At any time after an event of default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Note. Any and all rights to require the Bank to exercise its rights or remedies with respect to any other collateral which secures this Note, prior to exercising its right of set off with respect to such deposits, credits or other property of the Borrower or any Guarantor are hereby knowingly, voluntarily and irrevocably waived.

22. WAIVERS: THE BORROWER AND/OR ANY GUARANTOR EXPRESSLY WAIVES PRESENTMENT, DEMAND, NOTICE OF DISHONOR, PROTEST AND NOTICE OF NON-PAYMENT. WITH RESPECT TO ANY PREJUDGMENT REMEDY WAIVER, THE BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT TO THE EXTENT THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART OF A COMMERCIAL TRANSACTION AND, TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF THE BANK TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID BANK, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OR ANY GUARANTOR OF, OR AFFECT THE USE, POSSESSION OR ENJOYMENT BY BORROWER OR ANY GUARANTOR OF ANY OF THEIR PROPERTY, AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION OR ARBITRATION INSTITUTED IN CONNECTION WITH THIS NOTE OR THE TRANSACTION OF WHICH THIS NOTE IS A PART. IN ADDITION HERETO, THE BANK BORROWER AND EACH GUARANTOR MUTUALLY
HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR SECURITY INSTRUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

23. JOINT AND SEVERAL OBLIGATIONS /UNENFORCEABILITY: If this Note is executed by more than one Borrower, then in said event, the obligations created herein shall be the joint and several obligations and liability of each Borrower and each Guarantor and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all, each of whom hereby waive presentment for the payment, protest and notice of dishonor, and who hereby agree to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any effect on their liabilities. Any delay on the part of the Bank hereof in exercising any right hereunder or under any other document or security instrument of any nature whatsoever which may evidence, govern and/or secure this Note shall not operate as a waiver and any waiver for one occasion shall not operate as a waiver in the event of any subsequent default. The rights and remedies of the Bank hereof shall be cumulative and not in the alternative and shall include all rights and remedies granted herein or in any other document or security instrument which may in any way evidence, govern and/or secure this Note under applicable law. In the event that any term or provision of this Note or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

24. MISCELLANEOUS PROVISIONS: (a) Pledge to the Federal Reserve: the Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower or any Guarantor, the Bank will remain responsible for the performance of its obligations hereunder and Borrower and any Guarantor shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Borrower shall not be permitted to assign any of the obligations contained in this Note. The Bank may furnish any information concerning Borrower or any Guarantor in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information; (b) Replacement Note: upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other document or security instrument which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document or security instrument, the Borrower and/or any Guarantor or Obligor as the case may be, shall be obligated to issue, in lieu thereof, a replacement Note or other document or security instrument in the same principal amount thereof and otherwise of like tenor, (c) References: each reference herein to the Bank shall be deemed to include its successors and/or assigns and each reference to the Borrower and/or any Guarantor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require and shall be deemed to include the heirs, executors, administrators, legal representatives, successors and/or assigns of the Borrower and/or any Guarantor, all of whom shall be bound by each of the provisions contained in this Note.

IN WITNESS WHEREOF, the undersigned Borrower, duly authorized, has executed, sealed and delivered this instrument as a sealed instrument as of the day and date written hereinbelow.

BORROWER:

LOG ON AMERICA, INC.


/s/ David Paolo
---------------------------------------
By: David Paolo, duly authorized and in
his capacity as President

Date: 8/10/99
      -------

EXECUTED IN THE PRESENCE OF:


/s/ [ILLEGIBLE]
---------------------------------------
Witness as to Borrower

[LOGO] FLEET

                                  SCHEDULE "A"

This Schedule "A" is attached to the Promissory Note dated ________________ (specify date of execution of the Note) and constitutes an integral part of said Promissory Note and is incorporated herein by reference, as if all terms and conditions set forth herein were fully and completely set forth at length in said Promissory Note. The terms and conditions contained in this Schedule "A" and all covenants, agreements, representations and/or warranties made herein shall survive the closing of this loan. The execution and delivery of any and all loan documents or security instruments which may in any way evidence, govern and/or secure this Note shall continue to remain in full force and effect until any and all obligations created herein have been fully and completely satisfied in the sole and absolute discretion of the Bank. Any modifications to this Note and/or any modifications to any of the loan documents and/or security instruments which may in any way evidence, govern and/or secure this Note shall be reduced to writing and executed in form and substance acceptable to the Bank. In addition, whenever the context so requires, any reference in this Schedule "A" to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural and in each case, vice versa. If this Schedule "A" is executed, initialed and/or dated by more than one Borrower, then in said event, the obligations created herein shall be the joint and several obligations and liability of each of the parties executing, and/or initialing this Schedule "A".

This loan shall be fully secured by various marketable securities more particularly described and designated in that certain Pledge Agreement executed in connection herewith. The collateral pledged herein is held in the sole name of the Pledgor for this loan, Log On America, Inc. and shall be held in Fleet Investment Management Account Number: _____________________. The collateral pledged herein shall remain in the Bank's possession at all times. The advance rate shall not exceed 70% of NYSE and AMEX listed stocks and bonds, 70% of stocks traded on other major exchanges acceptable to the Bank, 80% of the value of investment grade municipal bonds, and 90% of the value of U.S. Treasury obligations. Stocks traded at less than $10.00 per share as well as Fleet Financial Group, Inc. stock shall not be considered eligible collateral for this loan. If at any time the value of the collateral does not meet the above-mentioned loan to value requirements, then this loan shall be reduced or additional liquid collateral, acceptable to the Bank, shall be pledged to meet the requisite loan to value guidelines. Failure to do so within two (2) business days shall constitute an immediate event of default. Shares that fall below $10.00 per share and bonds which fall below investment grade will be excluded from the collateral pool.

BORROWER'S INITIALS:

Log on America ,Inc.


/s/ [ILLEGIBLE]
-----------------
By: DP, President

Date: 8/10/99
      -------